                          ACCEPTANCE CREDIT AGREEMENT


         THIS AGREEMENT is made this 14th day of November, 1996, between ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and BARNETT BANK, N.A. (the "Bank").

                                   RECITALS

         The Borrower and the Bank have entered into a Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Loan Agreement contemplates that the Bank will establish a bankers acceptance facility for the Borrower. This Agreement sets forth the terms of the facility. All capitalized terms used herein shall have the meanings set forth in the Loan Agreement unless otherwise defined herein.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         I. The Borrower hereby requests that the Bank from time to time accept, for the Borrower's account, drafts in United States Dollars drawn on the Bank by the Borrower (each a "Draft"). However, not more than $5,000,000 in aggregate Acceptances (as defined herein) (or such lesser amount as is set forth in the Loan Agreement) shall be outstanding at any one time. The parties specifically agree as follows:

                  (a) The Borrower may from time to time prior to 12:00 noon on any business day request a quote from the Bank of the All-In Rate (as defined herein) for an acceptance of Drafts with a certain maturity and certain aggregate amount (each an "Acceptance"). The Bank will quote the All-In Rate in effect at the time. The Borrower immediately thereafter will confirm to the Bank by telephone whether the Borrower wishes for the Bank to create the Acceptance at the quoted rate, and, if so, the Bank will, subject to the terms hereof, issue the Acceptance at the quoted rate. The "All-In Rate" means the total cost to the Borrower of obtaining the Acceptance and, if applicable, discounting the Acceptance to the Bank. The All-In Rate shall include all transaction costs, the applicable discount (which shall be calculated on the basis of a 360 day year), any commissions and any and all other charges relating thereto.

                  (b) Upon the creation of an Acceptance hereunder, the Borrower will sell the Acceptance at a discount to the Bank. The Bank shall thereafter deduct the amount of the All-In Rate from the face amount of the Acceptance and remit the balance to the Borrower. The Borrower shall pay the full face amount of each Acceptance to the Bank without deduction in immediately available funds at the Bank's acceptance office, in United States currency, not later than the maturity date of the Acceptance. If the Acceptance is not payable at the


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         Bank's acceptance office, the Borrower shall make such payment in time to reach the place of payment not later than the maturity date. The Borrower agrees that, as more fully set forth in the Loan Agreement, its obligations to pay the face amount as described above may be satisfied by the Bank's obtaining an advance under the Note to reimburse the Bank for payment of any Acceptances upon maturity thereof.

                  (c) If amounts due the Bank under the prior paragraph are not paid by the Borrower as an advance under the Note, the Borrower shall pay the Bank interest at the Stated Rate (as hereafter defined) on all amounts remaining unpaid by the Borrower from the due date for payment thereof until paid. Amounts due hereunder shall not be deemed unpaid if the Bank has debited the Borrower's deposit accounts therefor or if an advance has been made under the Note therefor and such payment has not been set aside as a preference or otherwise. The Borrower hereby authorizes the Bank to debit its accounts or make advances for purposes of paying amounts due hereunder. For purposes hereof, the "Stated Rate" shall equal the Default Rate set forth in the Note.

                  (d) The Borrower shall indemnify the Bank from and against any of the following: (i) all claims, losses or damages to the Bank arising from any intentional or unintentional misrepresentation by the Borrower herein or in any certificate made in connection with the creation of any Acceptance; (ii) all claims, losses or damages to the Bank in connection with any Draft which is improperly executed, delivered or authorized by the Borrower or its agents, other than loss or damage resulting from the Bank's negligence or willful misconduct; and (iii) all costs and expenses (including reasonable attorneys' fees and legal expenses) of all claims or legal proceedings arising from any matter included in the foregoing clauses, including, without limitation, legal proceedings relating to any court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Acceptance. The Borrower acknowledges that the Bank's losses or damages may include additional costs or losses incurred by the Bank as a result of increased reserve requirements with respect to the Acceptances.

                  (e) Without limiting any other provision hereof, if any Acceptance created hereunder does not, for any reason beyond the control of the Bank, comply at any time with applicable statutes, regulations, interpretations or other applicable judicial or administrative interpretations concerning banker's acceptances and for such reason is not an acceptance of the type described in paragraph 7 of Section 13 of the Federal Reserve Act or eligible for purchase by the Federal Reserve Banks, then, promptly upon obtaining knowledge of such fact, the Bank shall notify the Borrower thereof. Thereafter, upon demand by the Bank, the Borrower shall pay to the Bank or any participant hereunder additional amounts sufficient to indemnify the Bank or any such participant against any additional costs, as determined in good faith by the Bank, incurred by the Bank or any such participant (including, but not limited to, costs resulting from a higher discount rate, reserve requirements, or additional premium liability to the Federal Deposit Insurance Corporation) in connection with such Acceptance resulting from such non-compliance or ineligibility.

         II. The Borrower certifies that each Draft which may be designated by it for acceptance by the Bank hereunder will have not more than 90 days' sight to run and will arise out of a transaction involving (a) the importation or exportation of goods, (b) the domestic shipment of goods, or (c) the domestic storage of readily marketable staples, and will not arise from a transaction in violation of the U.S. Treasury Foreign Assets Control Act. The parties acknowledge that each Draft created hereunder will ordinarily have a term of approximately sixty to ninety days.

         III. The Borrower agrees that in the event of any extension of the maturity or time for presentation of Drafts, Acceptances or documents, or any other modification of the terms of any transaction hereunder, at the Borrower's request, this Agreement shall be binding upon any action taken by the Borrower or any of the Bank's correspondents in accordance with such extension or other modification.

         IV. The Borrower shall request the Bank's acceptance of Drafts by telephone, in writing, or by facsimile. The Borrower shall deliver completed Drafts or instruct the Bank to complete one or more Drafts drawn on it (a) signed in blank by the Borrower or its duly authorized agent and held in custody of the Bank or its agent for the Borrower's account or (b) to be signed by persons designated in writing by the Borrower. All requests for Acceptances will be confirmed in writing and include the certification that
(a) no other financing is concurrent, (b) the transaction has not been refinanced, and (c) the transaction is in compliance with the requirements of paragraph 2 above. All confirmation of requests for Acceptances shall be made on an application which is substantially in the form of Exhibit "A" attached hereto.

         V. All Drafts signed in blank and delivered to the Bank by the Borrower are to be held for safekeeping by the Bank or its agent, and the Bank or its agent shall exercise reasonable care in the custody and control of the Drafts with the same degree of care as the Bank or its agent exercise with respect to bearer instruments or property of a similar nature.

         VI. Each of the following events shall constitute an Event of Default hereunder: (a) the nonpayment when due of any of the Borrower's obligations arising hereunder to the Bank; (b) the failure of the Borrower to perform or observe any of its other terms, covenants, warranties, or representations contained herein; or (c) any other event constituting an Event of Default under the Loan Agreement. Upon the occurrence of any Event of Default, the amount of all outstanding Acceptances, as well as any and all other liabilities or obligations of the Borrower to the Bank, shall, at the Bank's option, become due and payable immediately without demand upon or notice to the Borrower.

         VII. The Bank's obligation to accept Drafts hereunder shall terminate on November 14, 1997. The Bank shall not in any event be required to accept Drafts hereunder during the continuance of a Default or an Event of Default hereunder or under the Loan Agreement.

         VIII. If there is a determination made by any regulatory body (including, without limitation, any Federal Reserve Bank) or if there is a change in, or change in interpretation of, any applicable rule or regulation (such determination or such change being defined herein as a "Regulatory Determination"), in any case to the effect, in the judgment of the Bank, that any Acceptance does not comply with applicable regulations or interpretations of the Board of Governors of the Federal Reserve System governing banker's acceptances and for such reason is not an acceptance of the type described in paragraph 7 of Section 13 of the Federal Reserve Act or eligible for purchase by Federal Reserve Banks, then, in any such event, the Bank shall have the right to terminate this Agreement effective on the date on which the Bank gives notice to the Borrower by telephone of such termination (confirmed in writing), which notice shall also describe in reasonable detail the nature of such Regulatory Determination. From and after any such termination, the Bank shall have no further obligation to accept Drafts hereunder. Such termination shall not affect the Borrower's then existing obligations or liabilities to the Bank hereunder.

         IX. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, on the same business day by telephone and in writing within three (3) business days thereafter provided that the failure

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to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         X. The Borrower shall make all payments hereunder in lawful money of the United States. The remedies of the Bank as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Bank and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Bank, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Bank, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Agreement shall be construed and enforced in accordance with Florida law. This agreement may not be assigned by the Borrower, shall be binding upon the Borrower, its successors and assigns, and shall inure to the benefit of, and be enforced by, the Bank, its successors, transferees and assigns.

         The Borrower hereby: (i) waives demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence to hold it or any other obligor liable with respect to its obligations hereunder; (ii) agrees to any substitution, addition or release of any party or person primarily or secondarily liable hereon; and (iii) agrees that the Bank shall not be required first to institute any suit, or to exhaust his, their or its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of Borrower's obligations hereunder.


                                      ARMOR HOLDINGS, INC.


                                      By______________________________________

                                      Its_____________________________________



                                      BARNETT BANK, N.A.


                                      By______________________________________

                                      Its_____________________________________



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



STATE OF GEORGIA

COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this ______ day of _____________, 1996, by __________________________
the ___________________________ of Armor Holdings, Inc., on behalf of the corporation, in Camden County, Georgia.

                                         ------------------------------------
                                         Notary Public, State and County
                                            aforesaid
                                         Print Name: ________________________
                                         My Commission Expires:
                                                       [Notary Seal]



STATE OF GEORGIA

COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this _______ day of _____________, 1996, by__________________________
the ___________________________ of Barnett Bank, N.A., on behalf of the bank, in Camden County, Georgia.

                                          -----------------------------------
                                           Notary Public, State and County
                                              aforesaid
                                           Print Name: ______________________
                                           My Commission Expires:

                                                       [Notary Seal]




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